UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39336	82-3204328
(Commission File Number)	(I.R.S. Employer Identification No.)

2569 Wyandotte Street, Suite 101

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 870-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director – Amro Albanna

On May 29, 2026, Amro Albanna notified the Company of his decision to resign as Chief Executive Officer of Aditxt, Inc. (the “Company”), and on May 30, 2026, Mr. Albanna resigned as a member of the Company’s Board of Directors (the “Board”), effective immediately. On May 31, 2026, the Board accepted Mr. Albanna’s resignation as Chief Executive Officer, effective as of such date. Mr. Albanna’s resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Resignation of Director – Shahrokh Shabahang

On May 31, 2026, Shahrokh Shabahang resigned as a member of the Board, effective immediately. Dr. Shabahang’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Dr. Shabahang continues to serve as the Company’s Chief Innovation Officer.

Resignation of Chief Operating Officer – Rowena Albanna

On May 31, 2026, Rowena Albanna notified the Company of her decision to resign as Chief Operating Officer of the Company, effective June 5, 2026.

Appointment of Interim Chief Executive Officer – Jeffrey M. Busch

On May 31, 2026, the Board appointed Jeffrey M. Busch, age 68, to serve as Interim Chief Executive Officer of the Company, effective as of such date.

Mr. Busch has served as Chief Executive Officer of Ignite Proteomics LLC, a wholly owned subsidiary of the Company, since March 2026. From June 2014 to June 2025, Mr. Busch served as Founder, Chairman and Chief Executive Officer of Global Medical REIT Inc. (NYSE: GMRE), a healthcare real estate company that he founded and took public on the New York Stock Exchange. Since 1999, Mr. Busch has also served as Founder, President and Chief Executive Officer of Safe Blood International Foundation, a global public health organization. Over the course of more than three decades, Mr. Busch has held director and senior executive roles across a number of biotechnology, diagnostics, and medical technology companies, and previously held two U.S. presidential appointments, including service as a United States Delegate to the United Nations in Geneva and as Assistant to the Secretary of the U.S. Department of Housing and Urban Development. Mr. Busch holds a J.D. from Emory University School of Law and an M.P.A. and a B.S. in Business from New York University.

There are no arrangements or understandings between Mr. Busch and any other person pursuant to which he was appointed as Interim Chief Executive Officer. There are no family relationships between Mr. Busch and any director or executive officer of the Company. There are no transactions, or proposed transactions, to which the Company is or was a participant and in which Mr. Busch has a material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Interim Chief Executive Officer, the Company intends to enter into an interim employment arrangement with Mr. Busch providing for an annual base salary of $500,000. The material terms of such arrangement had not been finalized as of the date of this Current Report on Form 8-K. The Company will file an amendment to this Current Report on Form 8-K containing the information required by Item 5.02(c)(3) within four business days after the material terms of Mr. Busch’s compensatory arrangement are determined.

Appointment of Chairman of the Board – Brian Brady

On May 31, 2026, the Board appointed Brian Brady, an independent director of the Company, to serve as non-executive Chairman of the Board, effective as of such date.

Item 7.01. Regulation FD Disclosure.

On June 1, 2026, the Company issued a press release announcing the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Aditxt, Inc., dated June 1, 2026 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: June 1, 2026

By:	/s/ Thomas Farley
Name:	Thomas Farley
Title:	Chief Financial Officer

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